[EXHIBIT 10.1.26]

                FINANCING, CO-PRODUCTION & DISTRIBUTION AGREEMENT

                                 "Played"

                      Dated: As of April l5th, 2005

1.   Parties:   Attica Films Limited ("AFL") or its nominee (which
                nominee shall be subject to FAME's prior written approval) and FILM AND MUSIC ENTERTAINMENT, INC. ("FAME").

2. Project: Feature length motion picture (the "Picture") based on Story and Characters created by and a Step Outline written by Sean Stanek and Mick Rossi entitled "Played" (registered with the WGA #WGA 988589) (the Bible") to be directed by Sean Stanek. AFL commenced principal photography of the Film on 18 May 2003 and have shot fifty seven (57) hours of footage on mini d.v.d. tapes (the "Existing Footage") and desire to shoot additional footage on mini dvd, tapes ("New Footage"). The cast of the Picture Picture includes existing performances by Mick Rossi, Vinnie Jones, Val Kilmer, Gabriel Byme, Patrick Bergin, Patsy Kensit, Roy Dotrice, Joanne Whalley, Sile Bermingham, Bruno Kirby, Anthony LaPaglia and Steve Jones. AFL has requested the FAME finance the New Footage and the completion of the Picture and, subject to completion of its due diligence Fame has agreed to do so.

      (a) Subject to the completion of its due diligence to its satisfaction FAME hereby agrees to provide the full amount approved by FAME for the remaining completion of the Picture to be paid pursuant to a mutually agreed cash flow schedule. FAME may provide a portion of its funding obligation by providing goods and services required for the production of the Picture. Such goods and services shall be part of the budget.


      (b) The Picture is contemplated to re-start production on or about, but no later than ________, 2005.

      (c) AFL' supervisory staff shall be in charge of the day-to-day production of the Picture but shall act only after good faith consultation with John Daly or such other person or persons as may be designated by FAME. FAME shall have the right to have a representative on the set at all times. AFL shall be responsible for any budget overages except those resulting from FAME' s written request.

      (d) AFL shall meaningfully consult with John Daly and/or Caspar von Winterfeldt for FAME in regard to all key creative production decisions and shall not act in such a manner as to arbitrarily override any positions expressed by FAME.

3. Engagement: FAME shall have and is hereby granted perpetual, world wide distribution rights in and to the Picture, and any materials derived therefrom including rell:1akes, sequels, prequels and TV Series, in any and all media now known or hereafter discovered including without limitation all lending and rental rights in connection with the Picture and AFL irrevocably confirm that the consideration hereunder, including without limitation the sums advanced for completing the Picture shall be deemed to include equitable remuneration for the right to exploit all




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rental rights.  FAME shall have the right to (a) distribute or supervise the distribution, marketing, and advertising of the Picture and to distribute or arrange for distribution of the Picture throughout the world; (b) conduct the negotiations for sale, sell and/or license the Picture worldwide to buyers, licensees, agents, broadcasters and exhibitors (collectively "Licensees"); and (c) handle or supervise the collection and payment of revenues derived from exploitation of the Picture worldwide.

4.     The Picture:    AFL shall be responsible for producing,
completing and delivering the final Picture. The completed Picture shall be made available to FAME promptly after its completion but in any case no later than March 31,2006 ("Delivery Date"), subject to an extension of thirty (30) days resulting from events of force majeure as defined herein. All editing shall be done subject to FAME' s approval. The Picture will be a feature-length first-class color motion picture and produced at a professional first-class standard for motion pictures which are suitable for theatrical release in the United States. The Picture shall have a running time of not less than 90 nor more than 110 minutes, inclusive of main and end titles and shall qualify for an MPAA rating no more than restrictive than R. FAME shall have the right of final cut if required by a 3rd party distributor.

5. Distribution. FAME agrees to use its good faith efforts to license the Picture in a manner which will maximize the receipts therefrom. FAME does not guarantee the performance of any agreement into which it may enter with any licensee, sub-agent, sales Agent or any person, firm or entity regarding the distribution or other exploitation of the Picture, and shall not be liable or responsible to AFL for failure to collect any amount becoming payable under the terms of such contracts, but FAME will use commercially reasonable efforts to enforce all such agreements and collect all sums due for the joint benefit of FAME and AFL.

6. Marketing/Distribution Expenses: The final cost to finish shall include a Foreign Marketing Fee to FAME of Thirty Five Thousand Dollars ($35,000). FAME shall incur and shall advance additional foreign marketing costs up to an additional Forty Thousand Dollars ($40,000) (i.e., a total of Seventy Five Thousand Dollars ($75,000) any marketing expenses in excess of Seventy Five Thousand Dollars ($75,000) shall be mutually approved by the parties. Marketing expenses shall be recovered as provided in paragraph 7 below. The cost of supplying dubbing materials or other materials for which FAME is not reimbursed by its Sub-Licensee, shall be deemed included in approved Additional Expenses which shall be recovered by FAME as provided below. U. S. theatrical marketing costs, if any, shall be provided or arranged for by FAME and recovered from Gross Receipts.

7. Distribution of Proceeds:

     A.    DISTRIBUTION. FAME shall arrange for the distribution of
           ------------
the Film. In doing so, all agreements for third party licensing of the Picture shall be submitted to AFL for consultation. All net proceeds from the distribution of the Picture as aforesaid shall be paid to a segregated account administered by FAME. All net sums derived from the exploitation of the Picture and/or any and all rights therein, including merchandising, in all media now known or hereafter devised, throughout the world, in perpetuity ("Gross Receipts"), shall be deposited into that account and paid out in the following order of priority:

     a) To FAME for its Distribution Fee of Twenty Five Percent (25%) of the world wide gross receipts from the first dollar.

     b) FAME or its investor shall be reimbursed for all of its contribution to the cost of the


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Picture (INCLUDING THE MARKETING FEE), print, advertising and other distribution and marketing expenses including all transfer fees.

     C) Residuals, talent deferrals, and third party participations, if any, shall be disbursed promptly as due by the Collection Account as required by contractual obligations. Deferrals, bonuses, third party
participations   and  other  contingent  payments,  including  without
limitation the director, producer and writer and AFL's prior investment in the Picture, shall all be subject to prior written, mutual, approval of AFL and FAME.

     e) The balance of Receipts remaining after the deductions provided for above shall be deemed Net Profits. Net Profits shall be divided Fifty Percent (50%) to FAME and Fifty Percent (50%) to AFL.

8.   Omitted

9. Credits: FAME shall each receive a credit as Presenter and John Daly and Caspar von Winterfeldt shall receive Producer or Executive Producer credit, as determined by Fame, on screen on separate cards and in all paid advertising, posters, labels and excluded ads in the same size and prominence as the Director or any other Producer.

10.  Statements/Audit Rights:

     (a) Statements. Commencing upon first receipt of Gross Receipts after delivery and continuing for the first eighteen (18) months of the Term, within Thirty (30) days of the end of each month, FAME (as appropriate) shall render to AFL a statement together with any sums due thereunder, setting forth in reasonable detail, all gross receipts received, by source (as well as the amount of each contract and the balance yet to be paid), recoupable expenses, interest earned and permitted fees (including showing the cumulative amount of deferred and unpaid fees and expenses, if any and any further breakdown of the distribution of such Gross Receipts, and any other information reasonably requisite by AFL). Statements shall be rendered quarterly thereafter.

     (b) Copies of Third Party Accountings. FAME shall deliver to AFL complete and accurate copies of all accountings and evidence of payment received by or on behalf of FAME with respect to any Distribution Agreement including, but not limited to, all third party accounting statements, checks, wire transfer advice or other remittance advice in any way relating to any distribution agreements.

     (c) Audit Rights. FAME will maintain at its principal place of business in Los Angeles County, California, books and records relative to Gross Receipts, sales, expenses and credits. Upon at least Two weeks advance written notice, during normal business hours and not so as to materially disrupt normal business activities, FAME will permit AFL, or an independent certified public accountant designated by such party, to make an examination, at AFL's expense, and to audit, inspect and copy all of the books and records of FAME solely relating to the Picture for the purpose of verifying the amounts remittable to AFL, pursuant to this Agreement and such other information relevant to this Agreement. AFL may exercise such audit and inspection rights not more frequently than once during each calendar year and any





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     such audit shall be completed within a reasonable  period  of time. If an audit results in a discrepancy of Five Percent (5% ) or more, then FAME shall pay the audit costs and interest on any payments resulting from the audit.

     (d) Gross Receipts. For purposes of this Agreement, Gross Receipts shall be defined as any and all non-returnable sums received by or credited to FAME or its subsidiaries or affiliates in connection with the worldwide exploitation of the Picture and any and all related rights in any and all media now known or hereafter devised in perpetuity (including any subsequent productions) except for those items usually not included in gross receipts in regard to theatrical distribution in the United States. Gross Receipts shall also include any amounts derived from foreign tax subsidies, rebates, benefits, grants or similar payments.

     (e) Foreign Funds. With respect to any Gross Receipts received in foreign funds, such funds shall be converted into United States currency at the time of receipt. The rate of exchange with respect to any such funds shall be the Wall Street Journal rate of exchange prevailing and available to Collection Agent at the time of receipt. If the transmission of any Gross Receipts derived from the Picture from any countries or territories to the Collection Agent is prevented by embargo, blocked currency regulations or other restrictions, then, if AFL so requests by giving FAME notice to such effect, FAME shall (to the extent permitted under the laws of any country wherein such monies are blocked or frozen) cause AFL's share of Gross Receipts to which AFL would be entitled upon transmission to the Collection Agent to be deposited in AFL's name (or in such name as AFL may designate) in any bank or other depository designated by AFL in such territory or country or in another country not blocked. Such deposit will, for the purposes of this Agreement, be deemed payment to AFL of the amount deposited (computed at the rate of exchange quoted in The Wall Street Journal at the time such deposit is made) and FAME shall have no further liability to AFL in connection with any monies so deposited.

11. Indemnity: AFL shall defend, indemnify and hold harmless FAME (including its officers, directors, partners, owners, shareholders and employees) against any and all third party claims and expenses (including, without limitation, reasonable attorneys' fees and costs) and liabilities, arising out of any breach of any of AFL's obligations, representations or warranties set forth in this Agreement and/or from the development, production and/or exploitation of the Picture.

     AFL shall defend, indemnify and hold harmless FAME (including its officers, directors, partners, owners, shareholders, employees and Agents) against any and all third party claims and expenses (including, without limitation, reasonable attorneys' fees and costs) and liabilities, arising out of AFL's breach of any of its obligations, representations or warranties set forth in this Agreement other than those claims covered by FAME's indemnity obligation.

12. Delivery Schedule: AFL shall deliver to FAME (or to Producer for delivery to FAME) on or before the Delivery Date, all of the delivery items set forth in Exhibit "A" attached hereto and incorporated herein by this reference. The completion bond, if any, shall provide for delivery of all such delivery items listed on said Exhibit "A ". Delivery shall also include a laboratory access letter, in the form of Exhibit "B" hereto, at a laboratory mutually selected by AFL and FAME. While AFL has the primary obligation to create and deliver such items to FAME, if such items are not so created




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and delivered or if a Licensee subsequently rejects materials, prior to creating any items on such list itself, FAME shall provide AFL with written notice thereof and a twenty (20) day period to cure such delivery defect. In the event AFL fails to cure any such delivery defect within said twenty (20) day period, FAME shall have the right to terminate this Agreement. In addition, to the extent FAME requires creation of items which are not on such Exhibit "A" FAME $hall provide AFL with thirty (30)days written notice. If any delivery item required hereunder is to be delivered to FAME as and when required or if a Licensee subsequently rejects materials and FAME expends funds to so create such item to effect delivery to licensee in accordance with the terms of this Agreement, FAME shall be entitled to deduct and retain the out-of-pocket cost of creation of such delivery item from the Gross Receipts of the sale to which it relates. Delivery shall not be deemed completed in regard to any sub-licensees until such licensees has accepted all materials. Any item not objected to within the above time periods shall be deemed approved.

     FAME shall have the right to inspect and examine the materials to be delivered hereunder and to which access is given and to be given under this Agreement and to examine all the schedules and documents to be delivered hereunder within thirty (30) days after their delivery. Delivery shall be deemed complete for each item if notice of defect is not received by AFL within 20 days of delivery to FAME of each item or within Ten ( 10) days after AFL receives notice from FAME that a Licensee subsequently rejects materials. .

     All rights and Title to all materials delivered to FAME will remain with FAME subject to FAME's rights hereunder. Further, all materials created by AFL or under its direction or control, either for promotion or delivery, including but not limited trailers, art work and foreign language dubs, shall be deemed works made for hire for FAME, and to the extent FAME has any ownership interest whatsoever in such materials, AFL hereby assigns all such rights to FAME. FAME will exercise due care in safeguarding all materials and will assume all risk for theft or damage while the materials are in FAME's possession. All auditable, actual direct out-of-pocket third party costs associated with safeguarding and storing such materials, or otherwise related thereto, shall be FAME's, but shall be recoupable from Gross Receipts as distribution expenses.

13. Miscellaneous:

     (a) Any disputes arising between the parties concerning this Agreement, interpretation thereof or otherwise related hereto, shall be settled by binding AFMA arbitration in Los Angeles, California. Judgment on any award by the arbitrator against any party may be entered in any court having jurisdiction thereof. All costs of the arbitration, including outside attorneys' fees and other out-of-pocket expenses of the parties, whether or not such expenses might be deemed recoverable costs of litigation under the California Rules of Court, may be awarded or apportioned by the arbitrator to the party or parties that prevail in the arbitration. Each party shall pay its own attorneys' fees and expenses pending the allocation thereof in the award to the prevailing party or parties.

     (b) The parties hereto agree to execute and deliver such further documents and instruments consistent herewith as may be necessary or desirable to evidence, effectuate or confirm this Agreement, and any of the terms and conditions hereof. If AFL fails or refuses to execute or deliver to FAME any such documents or instrument, within Five (5) business days after delivery of any such document or instrument and notice requesting the execution and delivery thereof, AFL hereby appoints FAME (or FAME' s designee), as FAME for AFL,



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     as its attorney-in-fact, with full power of  substitution
     and with the right, but not the obligation, to do any and all acts necessary, to execute and deliver such instrument or document, in the name and on behalf of AFL, which appointment being coupled with an interest, is irrevocable.

     (c) AFL hereby represents and warrants to FAME that: (i) AFL has full authority to enter into and completely perform this Agreement and to license the rights in and to the Picture consistent with this Agreement; (ii) There are no existing or threatened claims or litigation relating to the Picture or any literary or other materials incorporated in the Picture or upon which the Picture is based; (iii) AFL has not sold, assigned, transferred or conveyed and will not sell, assign, transfer or convey, to any party, any right, title or interest in and to the Picture or any part thereof or any underlying rights (including without limitation the Screenplay) inconsistent with the terms of this Agreement, and AFL has not and will not authorize any other party during the Term hereof to exercise any right or to take any action which will derogate from or compete with the rights herein granted or purported to be granted to FAME; (iv) AFL and its principles have complied with the terms of any and all previous agreements pertaining to the film and hereby agrees that any conflict or obligation arising from any such contract shall be the sole responsibility of AFL and AFL agrees to indemnify and hold FAME harmless in of and to any such conflict and/or obligation arising from such agreements. (v) No element of the Picture, nor the exercise of any of the rights in the Picture does or will: (a) defame any third party; or (b) infringe any copyright, trademark, right of ideas, patent or any other property right or other right of any third party; (vi) AFL shall promptly discharge, when due, all supplemental market, royalty or other residual payments and third party participations; (vii) There are, and will be, no claims, liens, encumbrances, limitations, restrictions or rights of any nature in or to the rights in the Picture inconsistent with this Agreement, other than liens in favor of Guilds and the production lender; (viii) AFL will, by the time of delivery to FAME, fully paid, satisfied, cured or discharged at the time due or required all costs of producing and completing the Picture and all claims and rights with respect to the use, distribution, performance, exhibition and exploitation of the Picture, and any music contained therein and any other payments of any kind required to be made in respect, or as a result, of any use of the Picture; (ix) AFL owns and controls, or will by delivery, without any limitations or restrictions whatsoever, all motion picture performance, synchronization, mechanical license and all other rights granted hereunder in and to the Picture and all subsidiary rights embodied therein and has obtained all necessary licenses required for the exhibition, performance, duplication, distribution, marketing and exploitation of the Picture hereunder (including the music contained therein) throughout the Territory and during the Term, for any and all purposes licensed hereunder and by every means, method and device now or hereafter known or required for the full, complete and unlimited exercise and enjoyment by each icensee of FAME of each and all of the rights herein granted to it; and, (x) AFL agrees that it shall upon request, furnish FAME with copies of all agreements and documents upon which any of the warranties and representations referred to herein are based.

     (d) FAME represents and warrants to AFL and covenants, as follows: (a) There are no existing or threatened claims or litigation which would adversely affect or impair FAME's ability to completely perform under this Agreement; (b) In exercising the rights set forth herein, FAME shall not alter or delete any logo or trademark or copyright notice appearing on




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     the Picture; (d) FAME will not exploit any reserved rights or any other rights not specifically licensed to FAME in this Agreement, nor will FAME exhibit or undertake any action which might impair AFL's rights in and to the Picture or underlying properties.

     (e) Notwithstanding anything contained herein to the contrary, both parties shall be excused from any delay in performance hereof for the period such delay is caused by any extraordinary cause beyond its control, such as fire, earthquake, flood, epidemic, accident, explosion, casualty, strike, lockout, labor controversy, riot, civil disturbance, act of public enemy, embargo, war, act of God, governmental ordinance or law, the issuance of any executive or judicial order, any failure or delay in respect to the electrical or sound equipment or apparatus, or by any laboratory, any failure, without fault, to obtain material, transportation, power, or any other essential thing required in the conduct of its business or any similar causes. Each party shall use reasonable diligence to avoid such delay or default and to resume performance under this Agreement as promptly as possible after such delay.

     (f) AFL may, after Delivery is complete, assign, transfer or sublicense any of its rights under this Agreement, but no such assignment, transfer or sublicense will relieve AFL of its obligations under this Agreement, unless to an entity which acquires all or substantially all of AFL' s assets or to a single film production entity owned or controlled by AFL or its principal. FAME may assign the Agreement or any of its obligations hereunder.

     (g) In connection with the indemnities provided above, each party agrees that, upon receipt or presentation of any claim or notification of the institution of any action with respect to which indemnification might be required hereunder, such party will promptly notify the other party in writing thereof. With respect to any such indemnification, the indemnitor shall have the right to control the course and conduct of such defense. Any such indemnitee shall have the right, in its discretion and at its sole expense, to retain independent counsel and to participate in any such defense. If an indemnitor fails to promptly assume the defense of any claim, the indemnitee may do so and the indemnitor shall promptly reimburse the indemnitee for all costs and expenses (including but not limited to outside attorneys' fees and disbursements) incurred in connection therewith as such are incurred; in such case the indemnitee shall not settle or compromise any claim without the consent of the indemnitor, such consent not to be unreasonably withheld except in the case of an adverse arbitration award that has not been paid within Thirty
     (30) days of receipt.

     (h) If FAME shall fail to perform any of its material obligations hereunder, or if either party shall breach any material representation, warranty or agreement contained herein, AFL's remedy shall be limited to an action for damages, and in no event shall the other parties have any right whatsoever to terminate or rescind this Agreement, interfere in any way with the distribution of the Picture and/or seek to enjoin the distribution and exploitation of the Picture, nor shall the Rights acquired by FAME under this Agreement be subject to revocation.

     (i) AFL will arrange for FAME to have, prior to delivery of the Picture, and shall thereafter maintain for a period of at least five (5) years from delivery so-called "Errors and




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     Omissions" policy of insurance with respect to the Picture, in form and coverage to FAME's reasonable satisfaction, naming FAME and AFL as additional insureds.

     (k) All covenants, representations, and warranties contained herein shall be true and correct at the time of the execution of this Agreement and shall be deemed continuing.

     (l) Unless and until the parties enter into a more formal long-form agreement, if ever, this Agreement shall constitute a binding agreement between the parties, shall supersede any prior or contemporaneous agreements, and may not be waived or amended, except by a written instrument signed by both parties.

     (m) This Agreement shall be construed in accordance with the laws of the State of California applicable to agreements executed and fully performed herein and may be signed in counterparts.

     (N) FAME shall have no obligation to fund the Picture until FAME has approved the budget production schedules (including without limitations) start date and cash flow schedules.

14.  Notices:   All notices shall be in writing and shall  be sent to the
     parties at the following:

     If to FAME:                          If to AFL:

     Film and Music Entertainment, Inc.   Attica Films Limited
     5670 Wilshire Boulevard              Coppergate House
     Suite 1690                           16 Brune Street
     Los Angeles, CA 90036                London E17NJ
     Fax No.: (323) 904.5201:             Fax No.: 011 44 207 953 8361

     With a courtesy copy to:

     Robert L. Oppenheim
     2300 S. Sepulveda Boulevard
     Los Angeles, CA 90064

15. If either party shall be determined that the other is in breach of a material obligation hereunder, it shall give written notice to such other party and the offending party shall have a period of Thirty (30) days to cure any such breach (such cure period shall be Ten 10) business days in regard to breaches that claim only a failure to pay money). In the event the offending party does not cure such breach within such time, the; noticing party shall have the right to terminate this agreement.

16. If FAME furnishes any of its own facilities, materials, services or equipment, then the





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best available rate shall apply, similarly, Fame shall endeavor to use reasonable good faith efforts to obtain best pricing for all such print materials.

17. FAME will have the first opportunity to finance any Picture produced by AFL or its principal owners and/or any of its subsidiaries or affiliates for a of Three (3) years after the initial commercial release of the Picture The terms for such funding shall be no less favorable to FAME than the terms for the current Picture. Once this Agreement is finalized it will be used as a template for any future Picture financed by FAME in connection with the first look right.

18. AFL and FAME shall have mutual approval of any and all press releases pertaining to their relationship. FAME shall use good faith efforts to obtain AFL's prior approval of any press releases relating to the production or distribution of the Picture. However, if AFL is not available to approve or disapprove such press release within Twenty Four (24) hours after its submission, such release shall, as it pertains to the Picture as opposed to this Agreement, shall be deemed approved.

This Agreement constitutes the entire understanding and agreement between the parties with reference to the subject matter contained herein and supersedes all prior agreements, written or oral. This Agreement may not be modified or amended except by a subsequent agreement in writing signed by both parties. If any provision of this Agreement shall be found to be invalid or unenforceable, then such event or action shall not invalidate or in any other way affect the enforceability of this agreement or any other provision hereof. The rights and remedies of either party shall be cumulative and the exercise by either party of its rights under any provision of this Agreement or its rights under the law shall not be deemed an election of remedies. The waiver by any party of any of the terms or provisions of this Agreement shall not be deemed a permanent waiver nor a waiver of any other provision hereof. This Agreement may be executed in counterparts.


                                        ATTICA FILMS LIMITED
                                        ("AFL")

                                        By: (sig.)
                                           ---------------------------
                                        Its:
                                            --------------------------


FILM AND MUSIC ENTERTAINMENT
("FAME"

By:  (sig.)
   -----------------------------
Its:  Chairman
    ----------------------------



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                              EXHIBIT A
                              ---------

                      SCHEDULE OF DELIVERY ITEMS
                      --------------------------

AFL shall provide FAME with appropriate access or access letters to all items reasonably necessary for Artist-View to make delivery of each of the Film(s) as well as to service FAME/licensees, including

1.   COMPOSITE ELEMENTS
- 35mm Final Answer Print -"IF AVAILABLE" Digital Component NTSC Video Master Digital Component PAL Video Master
- 16:9 Format NTSC Video Master -"IF AVAILABLE" 16:9 Formal PAL Video Master -"IF AVAILABLE" 35mm Lo-Con Prlnt- "IF AVAILABLE"

2.   PICTURE ELEMENTS
-    35mm Original Negative -"IF A V AILABLE"
- 35mm Inter-positive (IIP) (As required) -"IF AVAILABLE" 35mm Inter-negative (IIN) -"IF AVAILABLE"
-    35mm Textless Background Negative -"IF AVAILABLE"
-    35mm Textless Background Inter-positive (IP) -"IF AVAILABLE"

3.   SOUND ELEMENTS
-    35mm Optical Sound track -..IF AVAILABLE"
-    35mm Magnetic Sound track Master. "IF AVAILABLE"
-    35mm Magnetic Sound track Music Master and Effects (M & E) Master
-    "IF AVAILABLE" DA88 Stereo Comp. (Full Mix)
-    DA88 Stereo. Fully Foleyed Music and Effects Dolby or THX License

4.   DOCUMENTATION
-    Lab Access Letter or Letters
-    Certificate of Origin (notarized) Chain of Title
-    Title Report
-    Motion Picture Copyright Certificate
-    Errors and Omissions (E&O) Insurance Certificate -"When required"
- Rating Certificate or Certificates (As shall be obtained In accordance with Owner's requirements) AFL's Statement of Credit Obligations
- AFL's Statement of Guild Obligations -"If Applicable" AFL's List of Persons Rendering Services -
-    AFL's Statement of Budget and Final Top Sheet -
- Dialogue/Continuity Script (Produced by the Distribution Company) Final Shooting Script - Music Licenses
-    Stock Footage Licenses -"If Applicable" MPAA Rating Certificate

5.   MARKETING / PUBLICITY
-    Unit Photography (100 color slides minimum)
-    Publicity Materials (As available)
     (g) 2000- 8 '/2 x 11 four color Sell Sheets with synopsis/photos on back -" As Outlined in Par. 5(c)"
     (a)  30  x 40 four color Mounted Poster -" As -Outlined in  Par.
          5(c)" (a) Betacam NTSC Sales Trailer -" As Outlined in Par. 5(c)"
     (a)  4  x 5 Textless Transparency of Key Art -" As Outlined  in
          Par. 5(c)"
     (a) 300 VHS screening cassettes of the trailer and feature with visible timecode -" As Outlined in Par.5(c)"

6.   FILM TRAILER ELEMENTS
- Trailer Dialogue/Continuity list (Produced by the Distribution Company) -" As Outlined in Par. 5(c)"
-    Trailer  DA88/35mm (Same as for Feature) --" As Outlined in  Par.
     5(c)"
- Trailer Digital NTSC Video Master (with releasable music and clearances) -"As Outlined in Par. 5(c)"
- Trailer Digital PAL Video Master (with releasable music and clearances) -" As Outlined in Par. 5(c)"
-    35mm Negative Trims (As requested)









(initials)                                                      (sig.)

                             COPYRIGHT
                     MORTGAGE AND ASSIGNMENT

     KNOW ALL MEN BY THESE PRESENTS that for good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, Attica Films Limited (the "Mortgagor"), does hereby mortgage, assign, grant, convey and transfer for security to Fame and Music Entertainment, Inc. ("Mortgagee") and its successors and assigns, throughout the universe in perpetuity, all of Mortgagor's right, title and interest of every kind and nature, without limitation, in and to all copyrights and rights and interests of every kind or nature in copyrights and works protectable by copyright, whether now owned or hereafter created or acquired, and all renewals and extensions thereof, all accounts receivable related thereto and all other cash and non-cash proceeds therefrom, including, without limitation, such rights in that certain motion picture screenplay currently entitled "Played" (the "Collateral") as well as any and all motion pictures produced based on the Collateral.

     Mortgagor agrees that if any person, firm of corporation shall do or perform any acts which the Mortgagee believes to constitute a copyright infringement of the Collateral or constitute a plagiarism, or violate or infringe any rights of the Mortgagor or the Mortgagee therein or if any person, firm or corporation shall do or perform any acts which the Mortgagee believes to constitute an unauthorized or unlawful distribution, exhibition, or use thereof, then and in any such event, the Mortgagee may and shall have the right to take such steps and institute such suits or proceedings as the Mortgagee may deem advisable or necessary to prevent such acts and conduct and to secure damages and other relief by reason thereof, and to generally take such steps as may be advisable or necessary or proper for the full protection of the rights of the parties. The Mortgagee may take such steps or institute such suits or proceedings in its own name or in the names of the parties jointly.

     Mortgagor hereby irrevocably constitutes and appoints the Mortgagee its lawful attorney-in-fact to do all acts and things permitted or contemplated by the terms hereof and pursuant to the Loan Agreement referred to below. Without limiting the generality of the foregoing, the aforesaid conveyance and assignment includes all prior choses-in-action, at law, in equity and otherwise, the right to recover all damages and other sums, and the right to other relief allowed or awarded at law, in equity, by statute or otherwise.









FAME copyright mortgage

     Mortgagor and Mortgagee have entered into that certain Finance Agreement dated as of April 15, 2005 (the "Agreement"), relating to the Collateral and this Copyright Mortgage and Assignment is expressly made subject to the terms and conditions contained in said Loan Agreement, as it may be amended, amended and restated, modified, supplemented, renewed or replaced. Upon payment of the sums due under the Agreement all rights granted to Mortgagee hereunder shall terminate, and promptly thereafter Mortgagee shall file a termination of this Copyright Mortgage and Assignment with the US Copyright Office and any other governmental body in which this Copyright Mortgage and Assignment has been filed or recorded.

                               Mortgagor
                               Attica Films Limited



                               By:  (sig.)
                                  -----------------------------


Executed  in  County  of Los Angeles, State  of  California,
April 27, 2005





















FAME copyright mortgage